SCHEDULE  14A
                              (RULE 14A - 101)

                            INFORMATION  REQUIRED

                          SCHEDULE  14A  INFORMATION

	Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ____________)

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[   ]   Preliminary Proxy Statement
[ x ]   Definitive Proxy Statement
[   ]	Definitive Additional Materials
[   ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12
[   ]	Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))

	                    Parallel Petroleum Corporation
                  (Name of Registrant as Specified In Its Charter)


	(Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[ x]   No fee required.
[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

[  ]   Fee paid previously with preliminary materials.
[  ]   Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)     Amount previously paid:
      (2)     Form, Schedule or Registration Statement No.:
      (3)     Filing Party:
      (4)     Date Filed:

                      PARALLEL  PETROLEUM  CORPORATION


                NOTICE  OF  ANNUAL  MEETING  OF  STOCKHOLDERS


To Our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of Parallel Petroleum Corporation (the "Company") will be held at the Midland Petroleum Club, 501 West Wall Street, Midland, Texas 79701, on Wednesday, May 14, 1997 at 10:00 a.m., for the purpose of taking action on:

         1. The election of the six current Directors to serve until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified;

         2. Approval of the Parallel Petroleum Corporation Non-Employee Directors Stock Option Plan;

         3. The ratification of the reappointment of KPMG Peat Marwick LLP as the Company's independent auditor for 1997; and

         4. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Company's Board of Directors has fixed the close of business on April 10, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. This Notice of Annual Meeting, the Proxy Statement and the Proxy are being mailed to stockholders of the Company beginning on or about April 15, 1997. The principal executive office of the Company is located at One Marienfeld Place, Suite 465, 110 N. Marienfeld, Midland, Texas 79701.

                                         By Order of the Board of Directors


                                         THOMAS W. ORTLOFF
                                         Secretary
April 14, 1997

YOUR  VOTE  IS  IMPORTANT.   PLEASE  COMPLETE  AND  PROMPTLY  RETURN  YOUR
SIGNED PROXY IN THE POSTAGE PAID ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                     PARALLEL  PETROLEUM  CORPORATION

                     One Marienfeld Place, Suite 465
                             110 N. Marienfeld
                           Midland, Texas  79701
                             (915) 684-3727

                           PROXY  STATEMENT
                         __________________


                     SOLICITATION  OF  PROXIES

         The accompanying Proxy is solicited on behalf of the Board of Directors of Parallel Petroleum Corporation (the "Company") in connection with the Annual Meeting of Stockholders to be held at the Midland Petroleum Club, 501 West Wall Street, Midland, Texas 79701, at 10:00 a.m. on Wednesday, May 14, 1997, for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournments thereof.

         The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy, which are first being mailed to the stockholders on or about April 15, 1997, will be borne by the Company. It is contemplated that solicitation of Proxies will be primarily by mail, but may be supplemented by personal solicitation by the Company's officers, employees and Directors for which no additional compensation will be paid.

         Any stockholder giving a Proxy may revoke it at any time before it is voted by delivering a later dated Proxy, or by notifying the Secretary of the Company either in person or by written notice specifically revoking the power to use and vote the Proxy. Stockholder attendance and voting in person at the Annual Meeting will also revoke any Proxy given by such stockholder. If no specification is made on the Proxy, the shares will be voted in accordance with the recommendation of the Board of Directors, as stated herein, or at the discretion of the named proxies with regard to any other matter that may properly come before the Annual Meeting.


                         VOTING  AT  THE  ANNUAL  MEETING

         The close of business on April 10, 1997 has been fixed by the Company's Board of Directors as the record date for the determination of stockholders entitled to vote at the annual Meeting of Stockholders. As of that date, the Company had issued and outstanding 17,796,608 shares of $.01 par value Common Stock.


         The Company's Certificate of Incorporation does not permit cumulative voting by the stockholders. The Common Stock is the Company's only class of voting securities outstanding. Accordingly, each holder of Common Stock as of the record date shall be entitled to cast one vote for each share of Common Stock.

         The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, whether present in person or represented by Proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares of the Company's Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

        Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by Proxy at the Annual Meeting is required for the election of Directors, adoption of the Parallel Petroleum Corporation Non-Employee Directors Stock Option Plan and for the ratification of the selection by the Board of Directors of KPMG Peat Marwick LLP as the Company's auditor for 1997.

         Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against the matter since it is one less vote for approval. Broker non-votes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes.

                      STOCK  OWNERSHIP  OF  MANAGEMENT
                      AND  CERTAIN  BENEFICIAL  OWNERS

         The following table sets forth certain information as of April 10, 1997 with respect to the beneficial ownership of Common Stock by (i) each person known to the Company to own beneficially more than five percent of the outstanding Common Stock, (ii) each executive officer of the Company,
(iii) each Director and nominee for Director of the Company, and (iv) all executive officers and Directors (and nominees) of the Company as a group:

                                                                 Percent
Name and Address                   Amount and Nature of             of
of Beneficial Owner              Beneficial Ownership (1)       Class (2)
-------------------              ------------------------       ---------
Thomas R. Cambridge                       842,045(3)               4.67%
  216 Texas Commerce Bank Building
  Amarillo, Texas  79109

Danny H. Conklin                          125,624(4)                *
  730 First National Place I
  Amarillo, Texas  79701

Ernest R. Duke                            215,973(5)               1.21%
  408 West Wall Street
  Midland, Texas  79701

Myrle Greathouse                        1,020,488(6)               5.73%
  401 Cypress, Suite 519
  Abilene, Texas  79601

Larry C. Oldham                           806,090(7)               4.38%
  One Marienfeld Place, Suite 465
  Midland, Texas  79701

Charles R. Pannill                         95,495(8)                *
  3416 Acorn Run
  Fort Worth, Texas  76019

Wes-Tex Drilling Company                  972,488(9)               5.46%
  519 First National Bank Building West
  Abilene, Texas 79601

All Executive Officers and Directors
  as a Group (6 persons)                3,105,715(10)             16.59%

___________________
 *  Less than one percent.

(1) Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and investment powers.

(2) Securities not outstanding, but included in the beneficial ownership of each such person are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(3) Includes 225,000 shares of Common Stock underlying presently exercisable stock options.

(4) Includes 25,000 shares of Common Stock underlying a presently exercisable stock option.

(5) Includes 12,500 shares of Common Stock underlying a presently exercisable stock option. Also included are 74,395 shares held by Duke and Cain Partnership, a general partnership in which Mr. Duke is a partner, and 16,000 shares held in the name of Mr. Duke's wife. Mr. Duke has shared voting and investment powers with respect to such shares.

(6) Includes 972,488 shares of Common Stock held directly by Wes-Tex Drilling Company ("Wes-Tex"), a corporation. Mr. Greathouse is the chairman of the board of directors and sole shareholder of Wes-Tex and, accordingly, has shared voting and investment powers with respect to such shares.
     Also included are 25,000 shares of Common Stock underlying a presently exercisable stock option, and 1,000 shares held by a twenty-two member investment club, of which Mr. Greathouse is a member, and as to which Mr. Greathouse has shared voting and investment powers. See note 9 below.

(7) Includes 612,000 shares of Common Stock underlying presently exercisable stock options.

(8) Includes 25,000 shares of Common Stock underlying a presently exercisable stock option. Also included are 1,300 shares held by Mr. Pannill as custodian for the benefit of two minor grandchildren and as to which Mr. Pannill disclaims beneficial ownership.

(9) Myrle Greathouse, a Director of the Company, is the chairman of the board of directors and sole shareholder of Wes-Tex Drilling Company. Wes-Tex has shared voting and investment powers with respect to such shares.
     See note 6 above.

(10) Includes 924,500 shares of Common Stock underlying presently exercisable stock options.


Section 16(a) Beneficial Ownership Reporting Compliance


         Section 16(a) of the Securities Exchange Act of 1934 requires, among other things, that the Company's Directors and officers file with the Securities and Exchange Commission, at specified times, reports of beneficial ownership and changes in beneficial ownership of the Company's Common Stock and other equity securities. To the Company's knowledge, all Section 16(a) filing requirements have been complied with during the year ended December 31, 1996, except that two transactions involving the purchase by Mr. Duke and his wife of a total of 15,000 shares of the Company's Common Stock were reported five days late, and Mr. Conklin also reported a purchase of 5,000 shares of the Company's Common Stock five days after the due date of the report.



                            ELECTION  OF  DIRECTORS

         Directors of the Company are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. The Bylaws of the Company provide that the number of directors comprising the whole Board shall from time to time be fixed and determined by resolution adopted by the Board of Directors. The Board of Directors has fixed the size of the Board at six directors. Accordingly, the Board of Directors is recommending that the six current Directors of the Company be re-elected. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the Board of Directors and the shares represented by Proxy will be voted for any substitute nominee, unless the Board reduces the number of directors.
The Board of Directors has no reason to expect that any nominee will become unavailable. Unless otherwise directed in the accompanying Proxy, it is the intention of the persons named in such Proxy to vote the shares represented by such Proxy FOR the election of the following six nominees for the offices of director of the Company to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified:

                                 Director
Nominee                            Since             Position with Company
-------                          --------            ---------------------
Thomas R. Cambridge                1985              Chairman of the Board of
                                                     Directors and Chief
                                                     Executive Officer

Larry C. Oldham                    1979              President, Treasurer
                                                     and Director

Danny H. Conklin(1)                1985              Director

Ernest R. Duke(1)                  1980              Director

Myrle Greathouse(2)                1993              Director

Charles R. Pannill(2)              1982              Director

_____________

(1)   Member of Audit Committee.
(2)   Member of Compensation Committee.


         Mr. Cambridge, age 62, is an independent petroleum geologist engaged in the exploration for, development and production of oil and gas. From 1970 until 1990, such activities were carried out primarily through Cambridge &

Nail Partnership, a Texas general partnership. Since 1990, such oil and gas activities have been carried out through Cambridge Production, Inc., a Texas corporation. Mr. Cambridge serves the Company in the capacity of a consultant, not as a full-time employee. He received a Bachelor of Science degree and a Master of Science degree in Geology from the University of Nebraska in 1958 and 1960, respectively.

         Mr. Oldham, age 43, a founder of the Company, has served as an officer and Director of the Company since its formation in 1979. Prior to the Company's formation, Mr. Oldham was employed by Dorchester Gas Corporation during the period 1976 to 1979 and by KPMG Peat Marwick LLP during 1975 and 1976. Mr. Oldham became President of the Company in October, 1994, and served as Executive Vice President of the Company prior to that time. Mr. Oldham is a member of the American Institute of Certified Public Accountants and a member of the Permian Basin Landman's Association. He received a Bachelor of Business Administration degree from West Texas State University in 1975.

         Mr. Conklin, age 62, is an independent petroleum geologist and a principal partner in Philcon Development Co., a privately held oil and gas exploration partnership. Mr. Conklin is a director of Boatmens' First National Bank of Amarillo, Amarillo, Texas, a director of Southwestern Public Service Company, Amarillo, Texas, and former Chairman of the Independent Petroleum Association of America. Mr. Conklin received a Bachelor of Science degree in Geology from Oklahoma State University in 1957.

         Mr. Duke, age 69, is the president and majority shareholder of Mustang Mud, Inc., a privately held oil field service company. He received a Bachelor of Science degree in Geology from Southern Methodist University in 1950.

         Mr. Greathouse, age 74, is the chairman of the board of directors and sole shareholder of Wes-Tex Drilling Company, a corporation engaged in contract drilling of oil and gas wells and, to a lesser extent, oil and gas exploration and production. Mr. Greathouse graduated from the University of Oklahoma in 1949 with a Bachelor's degree in Business Administration.

         Mr. Pannill, age 71, was employed by The Western Company of North America for over thirty years until his retirement in February, 1982.
During his employment with The Western Company of North America, Mr. Pannill served in various capacities, including those of an executive officer and director. He received a Bachelor of Science degree in Geology from Texas A&M University in 1950.

         Each officer of the Company is appointed annually by the Company's Board of Directors to serve at the Board's discretion and until their respective successors in office are elected and qualified. There are no family relationships between any of the Directors or officers of the Company.

Other Information; Committees of the Board

         During the fiscal year ended December 31, 1996, four meetings of the Company's Board of Directors were held. All Directors were in attendance at all of the meetings. The Directors also took action by unanimous written consent on two occassions.

         During 1996, the members of the Audit Committee were Mr. Conklin and Mr. Duke. The function of the Audit Committee is to review the results of the annual audit of the Company's financial statements and recommendations of the independent auditors with respect to the Company's accounting practices, policies and procedures and to recommend to the Board of Directors the appointment of auditors for the Company. The Audit Committee held one meeting in 1996 at which both members were present.

           Messrs. Greathouse and Pannill served as members of the Compensation Committee of the Board of Directors during 1996. The Compensation Committee administers the Company's stock option plans and has the responsibility of reviewing and recommending to the Board of Directors the compensation and promotion of officers of the Company, the terms of any proposed employee benefit arrangements and the making of awards under such arrangements. The Compensation Committee met two times during the fiscal year ended December
31, 1996. Both members of the Compensation Committee participated in the consideration of the compensation of the Company's executive officers and the recommendations to the full Board of Directors.

         The Company does not have a standing nominating committee. The review of recommendations for nominees for Board membership is made by the full Board of Directors.



                APPROVAL  OF  NON-EMPLOYEE  DIRECTORS  STOCK  OPTION  PLAN

         In February, 1997, the Board of Directors adopted the Non-Employee Directors Stock Option Plan (the "1997 Plan"). The 1997 Plan is attached to this Proxy Statement as Appendix A. The purpose of the 1997 Plan is to secure for the Company and its stockholders the benefits of the incentives inherent in increased Common Stock ownership by members of the Board of Directors of the Company who are not employees of the Company ("non-employee Directors") and to provide a means whereby non-employee Directors of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The 1997 Plan provides for the granting to Directors who are not employees of the Company of options to purchase up to 500,000 shares of Common Stock. Options granted under the 1997 Plan will not be incentive stock options.
At the date of this Proxy Statement, no action had been taken with respect to future grants of options under the 1997 Plan. Consequently, while it is expected that the current non-employee Directors of the Company will likely be granted options in the future, the non-employee Directors that may receive such options, the number of options and dollar values, are not currently determinable.

         At the Annual Meeting, stockholders will be asked to approve and ratify the action taken by the Board of Directors in adopting the 1997 Plan. The 1997 Plan was unanimously approved by the Board of Directors and the Board of Directors recommends that the adoption of the 1997 Plan be ratified by the stockholders. Unless otherwise indicated, the proxies received from stockholders will be voted in favor thereof. The affirmative vote of a majority of the shares represented at the meeting will constitute approval and ratification of the 1997 Plan. While stockholder approval of the 1997 Plan is not required under Delaware law, certain rules of The Nasdaq Stock Market require the 1997 Plan to be approved by the Company's stockholders. If the required stockholder approval is not obtained, the 1997 Plan will be terminated and no options under the 1997 Plan will be granted.

         Administration.   The 1997 Plan is administered by the Compensation
Committee, the members of which are eligible to participate in the 1997 Plan. The Compensation Committee has the sole authority to select the non-employee Directors who are to be granted options and to establish the number of shares issuable under each option. The Compensation Committee is authorized to interpret the 1997 Plan, and to adopt such rules and regulations, consistent with the provisions of the 1989 Plan, as it may deem advisable.

         Eligibility. Only non-employee Directors of the Company whom the Compensation Committee selects shall be eligible to receive one or more nonqualified options under the Plan. Members of the Compensation Committee are eligible to participate in the 1997 Plan.

         Stock to be Optioned.   The aggregate number of shares of Common
Stock which may be issued pursuant to the exercise of stock options granted under the 1997 Plan may not exceed in the aggregate 500,000 shares, subject to adjustments in the number of shares with respect to options and purchase prices therefor in the event of stock splits or stock dividends, and for equitable adjustments in the event of recapitalization, mergers, consolidations, acquisitions of more than 50% of the outstanding shares of Common Stock by any person or entity, dissolution and liquidation, and similar events. If any outstanding option granted under the 1997 Plan expires or terminates prior to its exercise in full, the shares allocable to the unexercised portion of such option may be subsequently granted under the 1997 Plan. Exercise of an option in any manner shall result in a decrease in the number of shares of stock which may thereafter be available, both for purposes of the 1997 Plan and for sale to any one individual, by the number of shares as to which the option is exercised.

          Terms of Grants.    Options granted to non-employee Directors shall
contain such terms and conditions and may be exercisable for such periods, as may be approved by the Compensation Committee. The Compensation Committee is empowered and authorized, but is not required, to provide for the exercise of options by payment in cash or by delivering to the Company shares of Common Stock having a fair market value equal to the purchase price, or any combination of cash or Common Stock. The purchase price of Common Stock issued under each option will not be less than the fair market value of the stock subject to the option at the time of grant.

         Options granted under the 1997 Plan are not transferable other than by will or the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee and while the optionee is a Director of the Company, except that if the optionee ceases to be a Director of the Company as a result of death or disability, any options held by the optionee may be exercised in full by the optionee's legal representative at any time during the period of one year following such termination. If an optionee ceases to be a Director of the Company other than for cause, death or disability, options may be exercised within three months thereafter, but only as to the number of shares the optionee was entitled to purchase as of the date the optionee ceased to be a Director.

          Amendment or Termination.   The Board of Directors of the Company
may amend or terminate the 1997 Plan at any time, but may not in any way impair the rights of an optionee under an outstanding option without the consent of such optionee.

         Term of Plan.    The 1997 Plan will terminate upon and no further
options shall be granted after the expiration of ten years from the date of its adoption by the Board of Directors.

         Federal Tax Aspects.   Options granted under the 1997 Plan will be
"nonqualified" and will not be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonqualified options under the 1997 Plan will not have a "readily ascertainable value" at the time of the grant of such options or at any time until the options are exercised, and as a result, an optionee who receives a nonqualified option will not be taxed upon the receipt of the option.

         An optionee who receives a nonqualified option will generally recognize ordinary income upon the exercise of the option in the amount by which the fair market value of the underlying shares at the time of exercise exceeds the exercise price. However, shares received upon exercise of options by a participant who is subject to Section 16(b) of the Securities Exchange Act of 1934 (by reason of being an officer, director, or person who beneficially owns 10% or more of any class of equity security of the Company) will be treated as being non-transferable and subject to a substantial risk of forfeiture for the six months following the date of exercise (the period during which Section 16(b) applies). Such optionee will recognize ordinary income when the six-month period expires in the amount by which the fair market value of the Common Stock at that time exceeds the amount paid for the shares. The optionee subject to Section 16(b) may, however, elect pursuant to Section 83(b) of the Code, to include in income at the time of exercise of the option the amount by which the fair market value of the shares purchased exceeds the option price even though the six-month period of Section 16(b) of the Securities Exchange Act of 1934 has not expired.
If the optionee makes such an election, subsequent appreciation in the value of the shares will not be treated as compensation taxable as ordinary income. The Company will be entitled to a deduction from income as an ordinary and necessary business expense when and to the extent ordinary income is recognized by an optionee.

          Upon the sale of the shares received upon the exercise of a nonqualified option, the seller will generally recognize either short-term or long-term capital gain or loss, depending upon the holding period of the shares. The required holding period for long-term capital gain or loss treatment is more than one year. The measure of the taxable gain or loss is determined by the difference between the price paid for the shares upon the exercise of the options (plus the amount of income recognized) and the selling price of the shares.

         The foregoing statements are based upon current federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, change.

                            EXECUTIVE  COMPENSATION

Report of the Compensation Committee

         The Compensation Committee (the "Committee") of the Board of
Directors is responsible for formulating and recommending to the full Board of Directors the compensation paid to the Company's executive officers.
In reviewing the overall compensation of the Company's executive officers, the Committee reviews and considers the following components of executive compensation: base salaries, stock option grants, cash bonuses, insurance plans, and Company contributions to the Company's 408(k) retirement plan.
The Committee consists of Myrle Greathouse and Charles R. Pannill, non-employee Directors of the Company.

         In establishing the compensation paid to the Company's executives, the Committee emphasizes (i) providing compensation that will motivate and retain the Company's executives and reward performance, (ii) encouraging the long-term success of the Company, and (iii) encouraging the application of prudent decision making processes in an industry marked by volatility and high risk.

         Historically, the Committee has evaluated compensation paid to the Company's executive officers based upon a variety of factors, including the Company's growth in oil and gas reserves, the market value of the Company's Common Stock, cash flow, the extent to which the Company's executive officers are able to find and create opportunities for the Company to participate in drilling or acquisition ventures having quality prospects, their ability to formulate and maintain sound budgets for the Company's drilling ventures and other business activities, the overall financial condition of the Company, and the extent to which proposed business plans are met. The Committee does not assign relative weights or rankings to these factors but instead makes a subjective determination based upon a consideration of all such factors.

         In establishing base salaries for the Company's executive officers, the Committee does not rely on formal surveys or comparisons with other companies, but instead relies on their general knowledge and experience, focusing on a subjective analysis of each executive's contributions to the Company's overall performance. Independent consultants have not been utilized by the Committee. While specific performance levels or "benchmarks" are not used to establish salaries, the Committee does take into account historic comparisons of Company performance. With respect to awards of stock options, the Committee tries to provide the Company's executives with an incentive compensation vehicle that could result in future additional compensation to the executives, but only if the value of the Company increases for all stockholders. All stock options are granted with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant.
When awarding stock options, the Committee considers the number of options granted on prior occasions.

         The Company does not provide significant perquisites to its employees or Directors, and only one executive officer of the Company participates in the Company's group insurance and retirement plans.

         In the case of Mr. Cambridge, the Chief Executive Officer of the Company, the factors considered by the Committee in establishing recommended levels and components of compensation also include the amount of time devoted by Mr. Cambridge to the business of the Company and the fact that he does not participate in any of the Company's insurance or retirement plans. These additional factors are included and considered in the evaluation of Mr. Cambridge's compensation since he does not serve the Company as a full-time employee. In May, 1996, and after considering the Company's overall operating performance and the individual contributions made by the Company's executive officers towards the achievement of these results, including the sustained growth in the Company's oil and gas reserves, financing arrangements, increased oil and gas production, and the increased responsibilities of Mr. Cambridge generally associated with the Company's growth, the Committee determined to increase the cash compensation paid to Mr. Cambridge from $64,260 per year to $70,686 per year, a 10% increase. In addition to the increase in his annual cash compensation, Mr. Cambridge also received a Christmas bonus in an amount equivalent to two weeks of his regular monthly cash compensation, as did all officers and employees of the Company.
For the third consecutive year, the Committee determined that it would not grant any stock options to either of the Company's executive officers, including Mr. Cambridge. This decision is not a reflection on the individual performance of the executive officers of the Company, but is consistent with the Committee's conclusion that the amount and types of compensation, currently being paid to the Company's executive officers are sufficient to motivate such officers and encourage ongoing efforts directed towards increasing the value of the Company for all stockholders.

         Recently enacted provisions of the Internal Revenue Code of 1986, as amended, that restrict the deductibility of certain compensation over one million dollars per year has not been a factor in the Committee's considerations or recommendations.





                                                             Myrle Greathouse
                                                             Charles R. Pannill

Summary of Annual Compensation

         The Summary Compensation Table below sets forth for each of the three fiscal years ended December 31, 1996, a summary of the types and amounts of compensation paid to the executive officers of the Company.

                        Summary Compensation Table

                                                               Long-Term Compensation
                                                         --------------------------------
                  Annual Compensation                    Awards                   Payouts
                                                         ------                   -------
                                               Other
                                               Annual   Restricted    Securities               All Other
                                               Compen-     Stock      Underlying    LTIP        Compen-
Name and Principal    Year    Salary  Bonus    sation      Awards      Options/    Payouts       sation
   Position                     ($)    ($)      ($)          ($)        SARs(#)      ($)          ($)
------------------    ----    ------  -----    -------   --------      ---------   -------     ---------

T.R. Cambridge        1996   $66,402 $2,945  $   825         0             0          0            0
 Chief Executive
 Officer and          1995   $62,475 $3,560  $   900         0             0          0            0
 Chairman of
 the Board of         1994   $52,500 $   500 $   900         0             0          0            0
 Directors


L.C. Oldham           1996   $98,766 $4,346  $11,290(1)      0             0          0         $2,963(2)
 President,
 Treasurer            1995   $92,181 $5,015  $11,521(1)      0             0          0         $2,765(2)
 and Director
                      1994   $87,792 $4,800  $10,809(1)      0             0          0         $1,129(2)


-------------------
(1) Such amount includes insurance premiums for nondiscriminatory group life, medical, disability and dental insurance as follows: $10,417 for 1996; $9,171 for 1995; and $8,445 for 1994.

(2) Such amount represents contributions made by the Company to Mr. Oldham's individual retirement account maintained under the Company's 408(k) simplified employee pension plan/individual retirement account.

Stock Options

         The Company has in the past utilized stock options as part of its overall compensation of Directors, officers and employees. Narrative descriptions of the Company's stock option plans are set forth under the caption "Stock Option Plans" below. No stock options were granted in 1996 to the Company's executive officers.

         The following table sets forth certain information with respect to stock option exercises during the fiscal year ended December 31, 1996 by the executive officers of the Company and the value of each such executive officer's unexercised stock options at December 31, 1996.


                       Aggregated Option/SAR Exercises in
             Last Fiscal Year and Fiscal Year - End Option/SAR Values


                                                                                          Value of
                                                            Number of                     Unexercised
                     Shares                           Securities Underlying              In-the-Money
                    Acquired                            Unexercised Options                 Options
                       on           Value              at Fiscal Year-End (#)     at Fiscal Year-End (#) (1)
                    Exercise       Realized        ----------------------------   ------------------------------
 Name                  (#)           ($)           Exercisable    Unexercisable   Exercisable      Unexercisable
---------         ----------       --------        -----------    -------------   -----------      -------------
T.R. Cambridge         0               0              225,000         25,000         $661,687        $18,562

L.C. Oldham            0               0              612,000         25,000       $2,274,337        $18,562

_______________

(1) Value of in-the-money options is equal to the fair market value of a share of Common Stock at fiscal year-end ($4.68 per share), based on the last sale price of the Company's Common Stock, less the exercise price.

                           STOCK PERFORMANCE GRAPH


Comparison of Five-Year Cumulative Total Returns

                 Company                 Market                   Peer
Date              Index                  Index                    Index

----             -------                 ------                   -----
12/31/91         100.000                100.000                 100.000
01/31/92         120.455                105.847                 106.686
02/28/92         100.000                108.246                 112.874
03/31/92          86.364                103.137                 105.672
04/30/92          95.455                 98.714                 105.542
05/29/92          81.818                 99.996                 112.652
06/30/92          86.364                 96.086                 114.595
07/31/92         118.182                 99.490                 111.276
08/31/92         127.273                 96.449                 109.764
09/30/92         127.273                100.034                 119.366
10/30/92         136.364                103.974                 117.618
11/30/92         122.727                112.247                 114.566
12/31/92         113.636                116.378                 115.322
01/29/93         118.182                119.691                 122.917
02/26/93         204.545                115.226                 132.270
03/31/93         206.818                118.561                 147.304
04/30/93         263.636                113.501                 153.638
05/28/93         263.636                120.281                 161.118
06/30/93         290.909                120.837                 162.750
07/30/93         277.273                120.980                 153.696
08/31/93         345.455                127.233                 160.873
09/30/93         554.545                131.022                 159.483
10/29/93         545.455                133.967                 159.525
11/30/93         436.364                129.972                 143.388
12/31/93         427.273                133.595                 137.716
01/31/94         436.364                137.650                 141.258
02/28/94         645.455                136.363                 142.473
03/31/94         581.818                127.976                 132.415
04/29/94         618.182                126.315                 134.561
05/31/94         595.455                126.624                 139.486
06/30/94         545.455                121.993                 137.498
07/29/94         518.182                124.495                 138.865
08/31/94         527.273                132.432                 131.635
09/30/94         509.091                132.093                 133.591
10/31/94         518.182                134.689                 136.747
11/30/94         418.182                130.221                 129.318
12/30/94         418.182                130.586                 127.363
01/31/95         427.273                131.318                 118.941
02/28/95         427.273                138.263                 118.592
03/31/95         300.000                142.361                 125.113
04/28/95         218.182                146.843                 126.118
05/31/95         254.546                150.630                 128.151
06/30/95         290.909                162.836                 127.968
07/31/95         281.819                174.805                 128.103


08/31/95         290.909                178.348                 126.244
09/29/95         300.000                182.449                 129.588
10/31/95         272.728                181.404                 122.832
11/30/95         254.546                185.663                 125.015
12/29/95         259.091                184.675                 133.819
01/31/96         372.728                185.588                 138.510
02/29/96         327.273                192.660                 141.862
03/29/96         390.910                193.301                 138.710
04/30/96         536.364                209.340                 150.740
05/31/96         563.637                218.952                 160.673
06/28/96         563.637                209.081                 168.251
07/31/96         700.001                190.458                 157.883
08/30/96         727.273                201.129                 158.312
09/30/96         736.364                216.523                 172.992
10/31/96         745.455                214.128                 180.949
11/29/96         736.364                227.378                 188.430
12/31/96         681.819                227.142                 193.321


                                    Legend
Symbol      CRSP Total Returns Index for:      12/31/91  12/31/92  12/31/93  12/31/94  12/30/95           12/29/96


_________   Parallel Petroleum Corporation       100.00     113.6     427.3     418.2     259.1             681.8
 ... ___ .   Nasdaq Stock Market (US Companies)   100.00     116.4     133.6     130.6     184.7             227.1
- - - - -   NASDAQ Stocks (SIC 1310-1319 US      100.00     115.3     137.7     127.4     133.8             193.3
            Companies) Crude Petroleum and
            Natural Gas

Notes:
   A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D.	The index level for all series was set to $100.0 on 12/31/91.

         The indexes in the performance graph, prepared by the Center for Research in Security Prices of the University of Chicago Graduate School of Business, compare the annual cumulative total stockholder return on the Company's Common Stock with the cumulative total return of The Nasdaq Stock Market (U.S.) Index and a peer group index comprised of 142 U.S. companies engaged in crude oil and natural gas operations, based on a three-digit standard industrial classification ("SIC") code, whose stocks were traded on Nasdaq during the five year period ended December 31, 1996. The table assumes that the value of an investment in the Company's Common Stock and each index was $100 at the end of 1991 and that all dividends were reinvested.

Change of Control Arrangements

         The Company's outstanding stock options and stock option plans contain certain "change of control" provisions which are applicable to the Company's outstanding stock options, including the options held by Messrs. Cambridge and Oldham, and other Directors of the Company. Such provisions include the following: if (i) the Company is not the surviving entity in any merger or consolidation, (ii) the Company sells, leases or exchanges all or substantially all of its assets, (iii) the Company is to be dissolved and liquidated,
(iv) any person or group acquires beneficial ownership of more than 50% of the Company's outstanding Common Stock, or (v) in connection with a contested election of directors, the persons who were directors of the Company before such election cease to constitute a majority of the Board of Directors (each such event, a "Corporate Change"), then within (a) ten days after approval by the stockholders of the Company of such merger, consolidation, sale, lease or exchange of assets or dissolution or election of directors or (b) thirty days of such change of control, the Compensation Committee (the "Committee") of the Board of Directors shall effect one or more of the following alternatives: (1) accelerate the time at which options may be exercised, (2) require the mandatory surrender to the Company by optionees of some or all of such options, in which event the Committee shall cancel such options and pay to each the "Change of Control Value", (3) make such adjustments to such options as the Committee deems appropriate to reflect such Corporate Change or (4) provide that thereafter upon any exercise of an option theretofore granted the optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which such option is then exercisable, the number and class of shares of stock or other securities or property to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable. The "Change of Control Value" is an amount equal to, whichever is applicable, (i) the per share price offered to stockholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such options.

Compensation of Directors

         Messrs. Conklin, Duke, Greathouse and Pannill, non-employee Directors of the Company, each receive $1,000 for attendance at meetings of the Board of Directors and $500 for attendance at meetings of Board committees of which they are members. All Directors are reimbursed for expenses incurred in connection with attending meetings.

         The Company's 1992 Stock Option Plan provides for the granting of a one-time option to purchase 25,000 shares of the Company's Common Stock to each individual who was a non-employee Director of the Company on March 1, 1992 and to each individual who becomes a non-employee Director following March 1, 1992. Each non-employee Director of the Company has been granted an option pursuant to these provisions of the 1992 Plan, all of which were granted prior to 1995.

Stock Option Plans

         1983 Incentive Stock Option Plan. In May, 1984, the Company's stockholders approved and adopted the Company's 1983 Incentive Stock Option Plan (the "1983 Plan"). Options granted under the 1983 Plan are intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which, generally, provides the holder of an "incentive" option with certain favorable tax benefits. Under the terms of the 1983 Plan, all employees of the Company were eligible to participate. The 1983 Plan authorized the granting of options to purchase a total of 750,000 shares of the Company's Common Stock. The exercise price of options granted under the 1983 Plan must be at least equal to the fair market value of the Company's Common Stock on the date of grant. Subject to the right of accumulation, each option is exercisable as to one-third of the shares optioned one year after the date of grant, with an additional one-third of the shares becoming exercisable at the end of each year thereafter. Options are cumulative and, to the extent not exercised in each annual period, may be exercised in whole or in part three years after the date of grant. All options expire, in any event, ten years after the date of grant. Although the 1983 Plan expired by its own terms on May 19, 1993, incentive stock options to purchase 537,000 shares of Common Stock, which were granted prior to May 19, 1993, remain outstanding and subject to all of the terms and conditions of the 1983 Plan. The 1983 Plan is administered by the Compensation Committee of the Company's Board of Directors.

         1992 Stock Option Plan. In May, 1992, the Company's stockholders approved and adopted the Company's 1992 Stock Option Plan (the "1992 Plan"). The 1992 Plan provides for the granting to key employees (including officers and Directors who are also key employees) of the Company and Directors who are not employees of the Company of options to purchase up to an aggregate of 750,000 shares of Common Stock. Options granted under the 1992 Plan to employees may be either incentive stock options within the meaning of Section 422 of the Code, or options which do not constitute incentive stock options. Options granted to non-employee Directors will not be incentive stock options.

         The 1992 Plan is administered by the Board's Compensation Committee, none of whom are eligible to participate in the 1992 Plan except to receive a one-time option to purchase 25,000 shares at the time he becomes a Director. The Compensation Committee has the sole authority to select the employees who are to be granted options, to establish the number of shares issuable under each option and to establish such terms and conditions as may be approved by the Compensation Committee, except that the purchase price of Common Stock issued under each option shall not be less than the fair market value of the stock subject to the option at the time of grant.

         The 1992 Plan provides for the granting of an option to purchase 25,000 shares of Common Stock to each individual who was a non-employee Director of the Company on March 1, 1992 and to each individual who becomes a non-employee Director following March 1, 1992. Members of the Compensation Committee are not eligible to participate in the 1992 Plan other than to receive a non-qualified stock option to purchase 25,000 shares of Common Stock as described above.

         An option may be granted in exchange for an individual's right and option to purchase shares of Common Stock pursuant to the terms of an agreement that existed prior to the date such option is granted ("Prior Option"). An option agreement that grants an option in exchange for a Prior Option must provide for the surrender and cancellation of the Prior Option. The purchase price of Common Stock issued under an option granted in exchange for a Prior Option shall be determined by the Compensation Committee and, such purchase price may, without limitation, be equal to the price for which the optionee could have purchased Common Stock under the Prior Option.

         The Board of Directors of the Company may amend or terminate the 1992 Plan at any time, but may not in any way terminate or restrict the rights of a participant under an outstanding option without the consent of such participant. The Board of Directors may not make any alteration or amendment which would materially increase the benefits accruing to participants under the 1992 Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the 1992 Plan, change the class of individuals eligible to receive options under the 1992 Plan, or extend the term of the 1992 Plan, without the approval of the stockholders of the Company.

         The 1992 Plan will terminate upon and no further options may be granted thereunder after the expiration of ten years from the date of its adoption by the Board of Directors.

         Other Option Grants. In addition to the stock options granted pursuant to the Company's stock option plans, the Company has, on two occasions, granted stock options to Mr. Cambridge pursuant to the general corporate powers of the Company, rather than pursuant to such plans. Upon recommendation of the Company's Compensation Committee, the Board of Directors of the Company granted a non-qualified stock option to Mr. Cambridge to purchase 150,000 shares of Common Stock at an exercise price of $.64 per share, the fair market value of the Common Stock on December 11, 1991, the date of grant. The option became exercisable as to 50,000 shares on each of December 11, 1992, 1993, and 1994. On October 18, 1993, and upon further recommendation of the Company's Compensation Committee, the Board of Directors granted a non-qualified stock option to Mr. Cambridge to purchase 100,000 shares of Common Stock at an exercise price of $3.9375 per share, the fair market value of the Common Stock on the date of grant. The option is exercisable in four equal annual increments of 25,000 shares, commencing on October 18, 1994. Neither option is transferable other than by will or the laws of descent and distribution and both options terminate ten years from the date of grant.

Retirement Plan

         The Company maintains under Section 408(k) of the Code a combination simplified employee pension ("SEP") and individual retirement account ("IRA") plan (the "SEP/IRA") for eligible employees. Generally, eligible employees include all employees who are at least twenty-one years of age.

        Company contributions to employee SEP accounts may be made from time to time at the discretion of the Company, as authorized from time to time by the Compensation Committee of the Board of Directors, and the percentage of such contributions may also vary from time to time. However, the same percentage contribution must be made for all participating employees. The Company is not required to make annual contributions to the employees SEP accounts.
The Company may make tax-deductible contributions for each employee participant of up to 15% of such participant's compensation or $30,000, whichever is less. Under the prototype simplified employee pension plan adopted by the Company, all of the Company's SEP contributions must be made to SEP/IRAs maintained with the sponsor of the plan, a national investment banking firm. All contributions to employees' accounts are immediately 100% vested and become the property of each employee at the time of contribution, including employer contributions, income-deferral contributions and IRA contributions. Generally, earnings on contributions to an employee's SEP/IRA account are not subject to federal income tax until withdrawn.

         In addition to receiving SEP contributions by the Company, employees may make individual annual IRA contributions of up to the lesser of $2,000 or 100% of compensation. Each employee is responsible for the investment of funds in his or her own SEP/IRA and can select investments offered through the sponsor of the plan.

         Distributions may be taken by employees at any time and must commence by April 1st following the year in which the employee attains age 70 1/2.

         The Company presently makes matching contributions to employee accounts in an amount equal to the contribution made by each employee, not to exceed, however, 3% of each such employee's salary during any calendar year. During the fiscal year ended December 31, 1996, the Company contributed an aggregate of $7,985 to the accounts of five employee participants, of which $2,963 was allocated to the account of Mr. Oldham, the President and a Director of the Company.

Certain Transactions

         Historically, Wes-Tex Drilling Company ("Wes-Tex"), a Texas corporation, has provided contract drilling and other related oil and gas services to the Company in connection with the Company's oil and gas exploration and development activities, and it is anticipated that Wes-Tex will continue to perform contract drilling services for the Company in the future. Myrle Greathouse, a director and the sole shareholder of Wes-Tex, has served as a Director of the Company since December, 1993. During the year ended December 31, 1996, the Company paid approximately $176,000 to Wes-Tex for contract drilling services provided by Wes-Tex during 1996.
The largest aggregate amount outstanding and owed by the Company to Wes-Tex at one time during the fiscal year ended December 31, 1996 was approximately $176,000. At December 31, 1996, the Company was not indebted to Wes-Tex.

        From time to time, Wes-Tex acquires undivided interests in oil and gas leasehold acreage from the Company and participates with the Company and other interest owners in the drilling and development of such acreage. Wes-Tex participates in such operations under standard form operating agreements on the same or similar terms afforded by the Company to nonaffiliated third parties. The Company invoices all working interest owners, including Wes-Tex, on a monthly basis, without interest, for their pro rata share of lease acquisition, drilling and operating expenses.
During the year ended December 31, 1996, the Company billed Wes-Tex the aggregate amount of approximately $42,000 for Wes-Tex's proportionate share of lease operating expenses incurred on properties operated by the Company. The largest amount owed to the Company by Wes-Tex at any one time during the year ended December 31, 1996 for its share of lease operating expenses was approximately $19,000, and at December 31, 1996, Wes-Tex owed the Company approximately $1,500 for such expenses. During the fiscal year ended December 31, 1996, the Company disbursed approximately $80,000 to Wes-Tex in payment of revenues attributable to Wes-Tex's pro rata share of the proceeds from sales of oil and gas produced from properties in which Wes-Tex and the Company owned interests.

         E. R. Duke, a Director of the Company, is the sole shareholder and director of Mustang Mud, Inc. ("Mustang"), an oil field service company primarily engaged in the sale and application of drilling fluids and chemicals used in the drilling of wells. The Company has, from time to time, purchased supplies and services from Mustang in connection with the Company's drilling activities. During 1996, the Company paid approximately $74,000 to Mustang for supplies and services provided by Mustang to the Company. The Company was indebted to Mustang in the amount of approximately $2,600 at December 31 1996. The largest aggregate amount outstanding and owed by the Company to Mustang at any one time during the fiscal year ended December 31, 1996 was approximately $56,000.

         Mr. Duke and Mustang each own interests in three oil properties in which the Company also owns interests, two of which are operated by the Company. In 1996, the Company billed Mr. Duke and Mustang the aggregate amounts of approximately $44,000 and $3,000, respectively, for lease operating expenses. During the same period, Mr. Duke and Mustang paid the Company approximately $30,000 and $3,000, respectively. At December 31, 1996, Mr. Duke and Mustang owed the Company approximately $15,000 and $100 respectively, for their pro rata share of lease operating expenses. During 1996, the Company disbursed approximately $57,000 and $4,000, respectively, to Mr.
Duke and Mustang in payment of their pro rata share of the proceeds from sales of oil produced from properties in which Mr. Duke, Mustang and the Company owned interests.

         During the year ended December 31, 1996, Cambridge Production, Inc. ("CPI"), a corporation owned by Mr. Cambridge, served as operator of 18 wells on oil and gas leases in which the Company owned an interest. Generally, the operator of a well is responsible for the day to day operations on the lease, overseeing of production, employment of field personnel, maintenance of production and other records, determining the location and timing of drilling of wells, gas contract administration, joint interest billings, revenue distribution, making various regulatory filings, reporting to working interest owners and other matters. During 1996, CPI billed the Company approximately $199,000, which included $63,000 for the Company's pro rata share of lease operating expenses and $136,000 for the Company's pro rata share of drilling expenses. Of the total amount billed to the Company, approximately $228,000 was paid by the Company to CPI during 1996. The largest amount owed by the Company to CPI at any one time during 1996 was approximately $53,000. At December 31, 1996, CPI owed the Company approximately $8,200. CPI's billings to the Company are made monthly on the same basis as made to all other working interest owners in the wells. The Company's pro rata share of oil and gas sales during 1996 from the wells operated by CPI was approximately $205,000.

         The Company owns a 25% working interest in the Southeast Leedy Prospect in Custer County, Oklahoma, which is operated by Philcon Development Co. ("Philcon"), a privately owned partnership engaged in the exploration for, development and production of oil and gas. Danny H. Conklin, a Director of the Company, is a principal partner of Philcon. During 1996, Philcon billed the Company approximately $6,600 for the Company's pro rata share of lease costs and related drilling and operating expenses, and approximately $6,200 was paid to Philcon by the Company in 1996. The Company was indebted to Philcon in the approximate amount of $600 at December 31, 1996. The largest aggregate amount outstanding and owed by the Company to Philcon at any one time during 1996 was approximately $2,000.

         Management of the Company believes that each of the above referenced transactions was made on terms no less favorable than if such transactions had been entered into with an unrelated party.



           RATIFICATION  OF  APPOINTMENT  OF  INDEPENDENT  AUDITORS

         The Board of Directors, subject to ratification by the stockholders at the Annual Meeting, has reappointed KPMG Peat Marwick LLP, independent public accountants, as independent auditors for the year 1997. If the stockholders do not ratify this appointment, the Board may consider other independent public accountants or continue the appointment of KPMG Peat Marwick LLP. KPMG Peat Marwick LLP has been the Company's independent accountants since 1979.

         Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders and will be afforded an opportunity to make a statement at the Annual Meeting if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

         Stockholders are requested to vote FOR the ratification of the reappointment of KPMG Peat Marwick LLP as the Company's independent auditor for the fiscal year ending December 31, 1997.



                                 OTHER  MATTERS

         The Company's Board of Directors does not know of any other business to be presented at the Annual Meeting of Stockholders. If any other matter properly comes before the Annual Meeting, however, it is intended that the persons named in the enclosed Proxy will vote said Proxy in accordance with their best judgment on such matters.

         Stockholders may obtain, without charge, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 as filed with the Securities and Exchange Commission upon written request addressed to the Assistant Secretary of the Company, One Marienfeld Place, Suite 465, 110 N. Marienfeld, Midland, Texas 79701.


                            STOCKHOLDER  PROPOSALS

         Stockholders desiring to submit proposals for action at the Company's 1997 annual meeting of stockholders must submit such proposals to the Company at its principal executive office on or before December 16, 1997. Proposals should be sent to the Secretary of the Company, One Marienfeld Place, Suite 465, 110 N. Marienfeld, Midland, Texas 79701. The use of certified mail, return receipt requested, is suggested.


                                           By Order of the Board of Directors



                                                  THOMAS W. ORTLOFF
                                                      Secretary


Midland, Texas
April 14, 1997

                                                                 APPENDIX  A


                          PARALLEL PETROLEUM CORPORATION

                     NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


1.   Purpose of the Plan.    The purpose of the Parallel Petroleum
Corporation Non-employee Directors Stock Option Plan (the "Plan") is to secure for Parallel Petroleum Corporation (the "Company") and its stockholders the benefits of the incentives inherent in increased common stock ownership by members of the Board of Directors (the "Board") of the Company who are not employees of the Company ("Non-employee Directors") or any of its subsidiaries and to provide a means whereby Non-employee Directors of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Plan provides for granting to Non-employee Directors the option ("Option") to purchase shares of common stock of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan to Non-employee Directors are not intended to be incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.

2.   Administration.   The Plan shall be administered by the Board of Directors
of the Company (the "Board") or by a committee (the "Committee") of two or more directors of the Company appointed by the Board. If a Committee is not appointed by the Board, the Board shall act as and be deemed to be the Committee for all purposes of the Plan. The Committee shall have sole authority
(within the limitations described herein) to select the Non-employee
Directors who are to be granted Options; to establish the number of shares which may be issued to Non-employee Directors under each Option; and to prescribe the form of the agreement embodying awards of Options. The
Committee is authorized to interpret the Plan, to determine all questions arising thereunder and to adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan.
All decisions made by the Committee shall be final and conclusive. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

3.   Eligibility of Optionee.   Options may be granted only to directors who
are not employees of the Company or any parent or subsidiary corporation of the Company at the time the Option is granted. The adoption of this Plan shall not be deemed to give any director any right to be granted an Option. Options may be granted to the same Non-employee Director on more than one occasion.

4.   Shares Subject to the Plan.   The aggregate number of shares which may
be issued under Options granted under the Plan shall not exceed 500,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to

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outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available sufficient number of shares to meet the requirements of the Plan. If any Option hereunder expires or terminates prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph 7 hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

5.   Option Agreements; Terms and Conditions.   Each Option granted under the
Plan shall be evidenced by an agreement and shall contain such terms and conditions, and may be exercisable for such periods, as the Committee shall prescribe from time to time in accordance with this Plan, and shall comply with the following terms and conditions:

    (a)     The Option exercise price shall be the fair market value of the
Stock subject to the Option on the date the Option is granted.   For all
purposes under the Plan, the fair market of a share of Stock on a particular date shall be equal to the average of the high and low sales prices of the Stock on the date of grant as reported on the Nasdaq National Market tier of The Nasdaq Stock Market ("NMS"), or on the stock exchange composite tape if the Stock is traded on a national stock exchange on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is not traded on the NMS or other stock exchange on that date, but is otherwise traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of the Stock on the most recent date on which the Stock was publicly traded.
If the Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

    (b) The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and may be exercised only by the Non-employee Director during the Non-employee Director's lifetime and while the Non-employee Director remains a director of the Company, except that:

         (i) If the Non-employee Director ceases to be a director of the Company because of disability, the Option may be exercised in full by the Non-employee Director (or the Non-employee Director's estate or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Non-employee Director) at any time during the period of one year following such termination;

         (ii) If the Non-employee Director dies while he is a director of the Company, the Non-employee Director's estate, or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Non-employee Director, may exercise the Option in full at any time during the period of one year following the date of the Non-employee Director's death; and

         (iii) If the Non-employee Director ceases to be director of the Company for any reason other than as described in clause (i) or
         (ii) above, unless the Non-employee Director is removed for cause, the Option may be exercised by the Non-employee Director at any time during the period of three months following the date the Non-employee Director ceases to be a director of the Company, or by the Non-employee Director's estate (or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Non-employee Director) during a period of one year following the Non-employee Director's death if the Non-employee Director dies during such three-month period, but in each case only as to the number of shares the Non-employee Director was entitled to purchase hereunder upon exercise of the Option as of the date the Non-employee Director ceases to be a director.

     (c) The Option shall not be exercisable in any event after the expiration of ten years from the date of grant.

     (d) The purchase price of shares as to which the Option is exercised shall be paid in full at the time of exercise (a) in cash, (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) any combination of cash or Stock, as shall be established by the Committee. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to the Non-employee Director, the Non-employee Director (or the person permitted to exercise the Option in the event of Director's death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of the Option.

     (e) The terms and conditions of the respective Non-employee Director Stock Option agreements need not be identical.

6.   Term of Plan.   The Plan shall be effective upon the date of its
approval and adoption by the stockholders of the Company. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph 8, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board.

7.   Recapitalization or Reorganization.


     (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or

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equity securities ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

     (c) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of Stock, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), then upon the occurrence of any such Corporate Change, any outstanding Options held by Non-employee Directors shall become fully exercisable and upon any exercise of an Option theretofore granted the Non-employee Director shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property to which the Non-employee Director would have been entitled pursuant to the terms of the Corporate Change if, immediately prior to such Corporate Change, the Non-employee Director had been the holder of record of the number of shares of Stock as to which such Option is then exercisable.

     (d) Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required stockholder action.

     (e) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor,

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or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

8.   Amendment or Termination of the Plan.   The Board in its discretion may
terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time, provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee.

9.   Miscellaneous Provisions.

     (a) Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

     (b) An optionee's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an optionee's death or disability, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

     (c) No shares of Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal, state, and other securities laws and regulations.

     (d) It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an Option, that the optionee (or any beneficiary or person entitled to act under or through Optionee as provided herein) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold Federal, state, local, or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue shares of Stock.

     (e) By accepting any Option under the Plan, each optionee and each person claiming under or through such person shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.


                     PARALLEL PETROLEUM CORPORATION
              ANNUAL MEETING OF STOCKHOLDERS - MAY 14, 1997

PROXY

	This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Thomas R. Cambridge and Larry C. Oldham, severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of PARALLEL PETROLEUM CORPORATION of record in the name of the undersigned at the close of business on April 10, 1997, which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated April 14, 1997, receipt of which is acknowledged.

1.  ELECTION OF DIRECTORS:

    ___ FOR ALL NOMINEES LISTED BELOW           ___ WITHHOLD AUTHORITY
        (except as marked to the contrary)          (to vote for all nominees
                                                     below)

(INSTRUCTIONS: To withhold authority to vote for any nominee below, strike a line through the nominee's name)

Thomas R. Cambridge, Danny H. Conklin, Ernest R. Duke, Myrle Greathouse, Larry C. Oldham, Charles R. Pannill.


2.  APPROVAL OF NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

    ___  FOR                ___  AGAINST            ___  ABSTAIN


3. APPROVAL OF SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC AUDITOR FOR THE COMPANY.

    ___  FOR                ___  AGAINST            ___ ABSTAIN


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.



This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no indication is made, this Proxy will be voted FOR Proposals 1, 2 and 3.





                          _____________________________________________________
                          Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian , please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                          _____________________________________________________
                                                     Signature


                          _____________________________________________________
                                             Signature if held jointly


                          _____________________________________________________
                          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.


                          ____________________________________________________




DATED ___________________________, 1997